UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2006

BEVERLY HILLS BANCORP INC.

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 28, 2006, Beverly Hills Bancorp Inc. (the “Company”) granted stock appreciation rights (SARs) with respect to 30,000 shares to Howard Amster, Stephen P. Glennon, Robert H. Kanner, Kathleen L. Kellogg, William D. King and John J. Lannan, the non-employee directors of the Company. The SARs are exercisable at $9.00 per share and payable in cash only. The SARs vest in three equal annual installments of 10,000 shares beginning September 28, 2007, and expire on September 28, 2011.

The Company also granted SARs with respect to 36,000 shares to Annette J. Vecchio, the Executive Vice President and Chief Credit Officer of the Company’s bank subsidiary, First Bank of Beverly Hills. Ms. Vecchio’s SARs are exercisable at $8.23 per share and payable in cash only. Her SARs vest in three equal annual installments of 12,000 shares beginning September 28, 2007, and expire on September 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006	BEVERLY HILLS BANCORP INC.
Registrant

/s/ Larry B. Faigin
Larry B. Faigin
Chief Executive Officer